Exhibit 99.2

HIGHTOWER, INC.

FINANCIAL STATEMENTS

THREE MONTHS ENDED MARCH 31, 2012 AND 2011

Table of Contents:

 Financial Statements

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

To the Stockholders of HighTower, Inc.

We have reviewed the accompanying condensed balance sheets of Hightower, Inc. (the Company) as of March 31, 2012 and December 31, 2011, and the related condensed statements of operations and cash flows for the three months ended March 31, 2012 and 2011.  This interim financial information is the responsibility of the Company’s management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants.  A review of interim financial information consists of principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial information taken as a whole.  Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had negative cash flow from operations and recurring net losses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Friedman LLP

August 30, 2012

HIGHTOWER, INC.
Condensed Balance Sheets

ASSETS	March 31, 2012	December 31, 2011
Current assets
Cash	$11,609	$53,248
Accounts receivable, net of allowance of $25,000	14,904	37,717
Other current assets	2,290	-

Total current assets	28,803	90,965

Equipment and leasehold improvements, net	58,012	62,001

Total assets	$86,815	$152,966

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable and accrued expenses	$703,315	$695,610
Due to related party	102,402	107,605
Deferred revenues	299,634	342,035
Customer deposits	613,414	576,014
Promissory note	757,618	763,567

Total current liabilities	2,476,383	2,484,831

Commitments

Stockholders’ deficit
Common stock, $1.00 par – 1,045 issued and outstanding	1,045	1,045
Accumulated deficit	(2,390,613)	(2,332,910)

Total stockholders’ deficit	(2,389,568)	(2,331,865)

Total liabilities and stockholders’ deficit	$86,815	$152,966

See notes to condensed financial statements.

HIGHTOWER, INC.
Condensed Statements of Operations

	March 31, 2012	March 31, 2011
Net sales	$594,982	$945,125

Cost of sales	194,276	327,006

Gross margin	400,706	618,119

Operating expenses	447,801	798,640

Loss from operations	(47,095)	(180,521)

Other income (expense):
Interest expense	(12,711)	(13,405)
Gain on sale of marketable securities	-	17,873
Other income	2,103	23,651
Total other income	(10,608)	28,119

Loss before income taxes	(57,703)	(152,402)

Provision (benefit) for income taxes	-	-

Net loss	$(57,703)	$(152,402)

See notes to condensed financial statements.

HIGHTOWER, INC.
Statement of Cash Flows

	Three Months Ended
	March 31,	March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(57,703)	$(152,402)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	3,989	7,720
Gain on sale of marketable securities	-	(17,873)
Changes in assets and liabilities:
Decrease in accounts receivable	22,813	40,979
Increase in other current assets	(2,290)	(8,618)
Increase in accounts payable	7,705	73,575
Decrease in deferred revenues	(42,401)	(29,670)
Increase in customer deposits	37,400	(61,102)
Net cash used in operating activities	(30,487)	(147,391)

Cash flows from investing activities:
Proceeds from sale of marketable securities	-	41,551
Net cash provided by investing activities	-	41,551

Cash flows from financing activities:
(Decrease) increase in amounts due to related party	(5,203)	171,245
Repayment of promissory note	(5,949)	(5,306)
Net cash (used in) provided by financing activities	(11,152)	165,939

Net (decrease) increase in cash	(41,639)	60,099
Cash, beginning of year	53,248	116,270
Cash, end of year	$11,609	$176,379

Supplemental cash flow information:
Interest paid	$12,711	$13,405

See notes to condensed financial statements.

HIGHTOWER, INC.

Notes To Condensed Financial Statements

1.                   Business and Organization

HighTower, Inc. (“the Company”) develops custom software for most of the ERP solutions it offers, and has a variety of established, off-the-shelf enhancements for Sage MAS 90 ERP and Sage MAS 200 ERP software systems. The Company is also a value added reseller for Sage Software’s MAS 90/200/500 financial and accounting software. The Company sells services and products to various end users, manufacturers, wholesalers and distributor industry clients located throughout the United States.

In June 2012 the Company sold selected assets and obligations to SWK Technologies, an information technology company, and a value added reseller and master developer for Sage Software’s MAS 90/200/500 and ERP X3 financial and accounting software as well as the publisher of its own proprietary Electronic Data Interchange (EDI) software, “MAPADOC” (see Note 6).

2.                   Summary of Significant Accounting Policies and Basis of Presentation

Basis of Presentation

In the opinion of management, the accompanying unaudited condensed financial statements contain all adjustments necessary to present fairly the financial position of HighTower, Inc. as of March 31, 2012, the results of operations and cash flows for the three ended March 31, 2012 and 2011.  These results are not necessarily indicative of the results to be expected for the full year.

Summary of Significant Accounting Policies

During 2012, there have been no material changes in the Company’s significant accounting policies to those previously disclosed in the Company’s financial statements for the year ended December 31, 2011.

Subsequent Events

The financial statements were approved by management and available for issuance as of August 30, 2012.  Management has evaluated subsequent events through this date.

3.                 Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

As of March 31, 2012, the Company had recurring net operating losses and negative cash flow from operations and a accumulated deficit of $2.4 million. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company’s ability to raise capital and/or generate positive cash flow from operations.

HIGHTOWER, INC.

Notes To Condensed Financial Statements

3.                 Going Concern (continued)

Management’s plans are dependent upon obtaining additional capital to grow its business or finding a partner. There can be no assurance that the Company will be able to obtain the necessary capital, and achieve its growth objectives. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence (see Note 6).

4.                   Promissory Note

In November 2009, as amended on November 4 and December 30, 2011, the Company executed a promissory note with a bank in the amount of $834,781. This loan is guaranteed by the owners of the Company.  The Company is required to pay $5,850 per month with a balloon payment for the balance due on March 4, 2012.  Interest on the loan is 6%. The line is collateralized by substantially all of the assets of the Company.  As of March 31, 2012 and December 31, 2011, the outstanding balances were $757,618 and $763,567, respectively (see Note 6). The Company is in default and as of August 30, 2012 the outstanding balance is $409,807 (see Note 6).

5.                  Due to Related Party

The Company periodically borrowed money from an officer of the Company to sustain operations. There is no formal agreement for the amounts due. As of March 31, 2012 and December 31, 2011, the amounts due to related party were $102,402 and $107,605, respectively. This amount is unsecured and subordinate to the amounts due to bank.

6.                  Subsequent Events

In May 2012, the Company’s assets were transferred to a trustee under a Trust Agreement and Assignment for the Benefit of Creditors of Hightower, Incorporated (the Agreement) to facilitate the sale of the Company. The Agreement enables the orderly liquidation of the assets and property of the Company and the distribution of the proceeds there from to creditors in accordance with applicable law and the priorities established within the Agreement. In accordance with the Agreement, all rights and remedies of the creditors from enforcing or obtaining the full benefit of any security is expressly reserved.

In June 2012, the Company and the trustee entered into an Asset Purchase Agreement and sold certain assets, including customer lists and the Company’s proprietary technology for total consideration of $741,598 to SWK Technologies, Inc. (“SWK”), a subsidiary of SilverSun Technologies, Inc. The consideration is comprised of $441,964 in cash of which a portion will facilitate the settlement of payroll and related employer taxes, and an assumption of the deferred revenue performance obligation of $299,634.  In addition, the Company entered into Consulting Agreements with the principals of the Company. SWK did not assume any of the obligations of the Company, including any amounts due on the promissory note, which is currently in default.